Exhibit 99.1

HCP To Spin Off HCR ManorCare Portfolio Into

Independent, Publicly-Traded REIT

HCP to Focus on Consistent Investment Growth and Performance While Creating a Separate Company with a Flexible Capital Structure and Singular Focus on Deriving Greatest Value from Post-Acute/SNF Assets

Mark Ordan Joins HCP as Senior Advisor and Will Become CEO of SpinCo Upon Completion of Transaction

Company to Host Conference Call at 5:30 a.m. Pacific (8:30 a.m. Eastern) Time to Discuss

Transaction and First Quarter 2016 Earnings

IRVINE, Calif., – May 9, 2016 – PRNewswire - HCP (NYSE:HCP) today announced that the Company’s Board of Directors has unanimously approved a plan to spin off its HCR ManorCare (“HCRMC”) portfolio of skilled nursing (“SNF”) and assisted living assets, as well as other skilled nursing assets, into an independent, publicly-traded REIT (“SpinCo”).

The spin-off transaction will enable HCP to improve its portfolio quality and increase its focus on core growth businesses – Senior Housing, Life Science and Medical Office – that consist of a diversified group of leading operators and tenants primarily within the private-pay sector.  Following the completion of the spin-off, HCP’s diversified portfolio is expected to consist of more than 860 properties, generating annual portfolio income of approximately $1.4 billion.

Lauralee Martin, President and Chief Executive Officer, stated, “We believe this transaction gives HCP the ability to re-confirm itself as a blue-chip, innovative and relationship-oriented healthcare REIT. Post spin, HCP will own a stable, private-pay portfolio that has a track record of delivering consistent, attractive returns.  HCP will be able to sharpen its focus on high-growth healthcare sectors and, with a cost of capital benefiting from the stability and growth profile of these strong sectors, we will be positioned to achieve accretive new investment growth.  The transaction also gives our shareholders ownership of a separate company structured with the tools and flexibility to maximize the value of its assets.”

“Today’s announcement is the result of an active and extensive process involving the Board, our executive team and our advisors to address our portfolio concentration related to HCR ManorCare in a comprehensive manner.  We firmly believe this is the best approach to realizing the highest value for our shareholders,” said Michael McKee, Executive Chairman of HCP.

In conjunction with the spin-off, Mark Ordan has joined HCP as a Senior Advisor to focus on the HCRMC investment and will lead SpinCo as Chief Executive Officer upon completion of the transaction.  Mr. Ordan previously served as the Chief Executive Officer of Washington Prime Group, and prior to that, served as Chief Executive Officer of Sunrise Senior Living and led its financial and operating turnaround.

SpinCo is expected to have a real estate portfolio composed of more than 320 properties, led by facilities operated by HCRMC, with expected in-place annual rent of approximately $485 million.  With a flexible balance sheet, SpinCo will be positioned to create value through active asset management that is tailored to address the ongoing changes in the post-acute/SNF industry.  Upon completion of the spin-off, SpinCo will be led by an independent management team with deep experience in real estate and healthcare, led by Mark Ordan.

Mr. Ordan stated, “With a singular focus on SNF and assisted living assets and a flexible capital structure, we believe SpinCo will have the tools and flexibility to unlock value in the HCR ManorCare portfolio, as we own, manage, sell or transition assets as desired over time.”

Transaction Benefits

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Improves HCP’s Portfolio Quality, Growth Profile and Financial Position. Post transaction, HCP will own a portfolio of largely private-pay assets across Senior Housing, Life Science and Medical Office. The improved portfolio quality and reduced tenant concentration help position HCP to achieve consistent performance, and a cost of capital that benefits from increased stability and growth profile. As a result, HCP expects to have increased flexibility to pursue its strategy of investing in growth assets that are driven by needs-based demographics with limited involvement in government reimbursement. Following the spin-off, HCP is expected to have a targeted net debt to EBITDA ratio of mid-6x, reflecting cash proceeds raised by SpinCo and additional asset sales, including the anticipated RIDEA II senior housing joint venture transaction announced in today’s earnings release.

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Enables HCP to Accelerate its Building Healthy Partnerships Strategy. HCP expects to benefit from building and enhancing its relationships with quality operators, health systems and research companies to help generate off-market investment opportunities, supporting its partners’ growth needs.

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Creates an Independent Vehicle, SpinCo, to Maximize the Value of HCRMC Portfolio. A highly experienced and driven senior management team, flexible capital structure, a more singularly focused strategy, and greater flexibility in terms of asset ownership and asset management tools, will enable SpinCo to maximize value for shareholders.

Transaction Details

Upon completion of the planned spin-off, HCP shareholders will receive shares of SpinCo via a pro rata special distribution. The number of HCP shares owned by each shareholder will not change as a result of the distribution.  An investor presentation regarding the spin-off can be found on the Company’s website under the Presentations tab of the Investor Relations section at http://ir.hcpi.com.

SpinCo expects to file its initial Form 10 registration statement with the Securities and Exchange Commission in the next 30 days, and the spin-off is expected to be completed in the second half of 2016.  The transaction is expected to be a taxable distribution for U.S. income tax purposes. The spin-off distribution is generally expected to have the net effect of a tax-free return of capital.

The transaction is subject to certain conditions, including the effectiveness of SpinCo’s Form 10 registration statement and final approval and declaration of the distribution by HCP’s Board of Directors. There can be no assurance regarding the ultimate timing of the spin-off or that it will be completed. SpinCo intends to apply to have its common stock authorized for listing on the New York Stock Exchange.

Mark Ordan Biography

Mr. Ordan currently serves as an Independent Director at VEREIT and is a member of both the audit committee and the compensation committee. Mr. Ordan is the Non-Executive Chairman of the Board of WP Glimcher, the surviving entity following the closing of Washington Prime Group’s acquisition of Glimcher. Mr. Ordan served as Washington Prime’s Chief Executive Officer from May 2014 to January 2015, and also has been one of its directors since May 2014.

From January 2013 to November 2013, Mr. Ordan served as a director and as the Chief Executive Officer of Sunrise Senior Living, which had been a publicly traded operator of approximately 300 senior living communities located in the United States, Canada and the United Kingdom prior to its sale in January 2013 to Health Care REIT, Inc.  Mr. Ordan served as Sunrise’s Chief Executive Officer from November 2008 to January 2013 and as a director from July 2008 to January 2013.  While at Sunrise, Mr. Ordan led its restructuring and oversaw its eventual sale.  He also served as the Chief Executive Officer and President of The Mills Corporation (“Mills”), a publicly traded developer, owner and manager of a diversified portfolio of regional shopping malls and retail entertainment centers, from October 2006 to May 2007, as its Chief Operating Officer from February 2006 to October 2006 and as a director from December 2006 until May 2007.  Before that, he served as President and Chief Executive Officer of Balducci’s LLC, a gourmet food store chain.

Mr. Ordan currently serves on the boards of the following nonprofit organizations: the U.S. Chamber of Commerce, the National Endowment for Democracy, and the Seed School Foundation and the Economic Club of Washington, D.C. Mr. Ordan formerly served as a board member and non-executive Chairman of Federal Realty Investment Trust, and of Harris Teeter Supermarkets.

Advisors

Barclays and Morgan Stanley & Co. LLC are acting as financial advisors to HCP, and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Skadden, Arps, Slate, Meagher & Flom LLP are serving as legal counsel.

Conference Call Details

HCP will hold a conference call to discuss the transaction and the Company’s performance and operating results for the quarter ended March 31, 2016 at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time).  The dial-in number for the conference call is (888) 317-6003 (U.S.) or (412) 317-6061 (International).  The conference ID number is 7119884. The call will also be webcast live and can be accessed at the Company’s website under Investor Relations.  Through May 24, 2016, an archive of the webcast will be available on HCP’s website and a telephonic replay can be accessed by calling (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10084026.

ABOUT HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States.  HCP’s portfolio of assets is diversified among five distinct sectors: senior housing, post-acute/skilled nursing, life science, medical office and hospital.  A publicly traded company since 1985, HCP: (i) is the first healthcare REIT selected to the S&P 500 index; (ii) has increased its dividend per share for 31 consecutive years; (iii) is the first REIT included in the S&P 500 Dividend Aristocrats index; and (iv) is recognized as a global leader in sustainability as a member of the Dow Jones and FTSE4Good sustainability indices, as well as the recipient in three of the past four years of both of the GRESB Global Healthcare Sector Leader and the NAREIT Healthcare Leader in the Light Award.  For more information regarding HCP, visit www.hcpi.com.

FORWARD-LOOKING STATEMENTS

Statements in this communication regarding the spin-off transaction and all other statements, including without limitation statements concerning our future economic performance, that are not historical factual statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  We may not complete the spin-off transaction, and there are a number of risks and uncertainties that could cause actual results of HCP and SpinCo to differ materially from the forward-looking statements made herein.  Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date.  We caution investors not to place undue reliance on any such forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of HCP’s and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include, with respect to both HCP and SpinCo, among other things: HCR ManorCare’s ability to meet its contractual obligations under the HCR ManorCare lease and risks related to the impact of the U.S. Department of Justice lawsuit against HCR ManorCare, including the possibility of larger than expected litigation costs, adverse results and related developments; our reliance on a concentration of a small number of tenants and operators, for a significant portion of our revenues; the financial weakness of tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of our tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; competition for skilled management and other key personnel; availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties; the ability of our own tenants and operators to maintain costs and to compete for skilled management and nurses; our ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or we exercise our right to replace an existing tenant or operator upon default; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; our ability to achieve the benefits of investments, including those investments discussed above, within expected time frames or at all, or within expected cost projections; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on healthcare providers of legislation addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic conditions, and currency exchange rates; changes in the credit ratings on U.S. government debt securities or default or delay in payment by the government of its obligations; our ability to manage our indebtedness level and changes in the terms of such indebtedness; the ability to maintain our qualification as a real estate investment trust; uncertainties as to the completion and timing of the spin-off transaction; the failure to satisfy any conditions to complete the spin-off transaction; the ability of HCP and SpinCo to complete financings related to the spin-off transaction on acceptable terms or at all; the impact of the spin-off transaction on the businesses of HCP and SpinCo; and other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACTS

Investor Relations

John Lu

Executive Vice President – Corporate Finance and Investments

(949) 407-0400

Media

Sard Verbinnen & Co.

Hugh Burns/Andrew Cole

(212) 687-8080